Exhibit 99.1

B. Riley Principal Merger Corp. II and Eos Energy Storage Complete Business Combination

Combined Company Renamed “Eos Energy Enterprises, Inc.”

Common Stock and Warrants to Trade on The Nasdaq Capital Market under the Ticker Symbols "EOSE" and “EOSEW”, respectively, Commencing on November 17, 2020

NEW YORK and EDISON, N.J., -- B. Riley Principal Merger Corp. II (NYSE: BMRG, BMRG WS, BMRG.U) (“BMRG”), a special purpose acquisition company sponsored by an affiliate of B. Riley Financial, Inc. (Nasdaq: RILY) (“B. Riley Financial”), and Eos Energy Storage, LLC, a leading manufacturer of safe, reliable, low-cost zinc battery storage systems, today announced the completion of their previously announced business combination. The business combination has a projected pro forma market capitalization of approximately $500 million.

Upon completion of the business combination, the combined company was renamed Eos Energy Enterprises, Inc. ("Eos" or the "Company"). Beginning November 17, 2020, the Company's shares of common stock and warrants will begin trading on The Nasdaq Capital Market under the new ticker symbols "EOSE" and “EOSEW”, respectively.

Eos's executive management team will continue to be led by Joe Mastrangelo, who will serve as the Company's Chief Executive Officer, and Sagar Kurada, who will serve as the Company’s Chief Financial Officer. The Company's board of directors will be comprised of Joe Mastrangelo, Russell Stidolph, chairman of the board since 2018, Dan Shribman, B. Riley Financial’s Chief Investment Officer and BMRG’s former Chief Executive Officer, Alex Dimitrief, former President and Chief Executive Officer of General Electric’s Global Growth Organization, Dr. Krishna Singh, founder of Holtec International, Marian “Mimi” Walters, Chief Commercial Officer for Leading Edge Power Solutions, LLC and Audrey Zibelman, Chief Executive Officer at the Australian Energy Market Operator.

“This milestone is the culmination of more than a decade of commitment to addressing the world’s energy storage challenges,” said Mr. Mastrangelo. “We have a proven, safe and sustainable storage solution that’s ready to help accelerate and scale the clean energy transition. We are grateful to the B. Riley team for their partnership and support over these last few months and we look forward to sharing our progress with our shareholders as we continue to execute on our growth strategy.”

"In Eos we found an ideal partner to complete this business combination," said Mr. Shribman. "The market opportunity for Eos is extremely promising. They are a mission-driven organization focused on accelerating clean energy adoption, and importantly, they have the technology to make this happen. We wouldn’t have been able to close this transaction so quickly without the tireless work of the entire Eos team as well as the continued support of our financial partners and shareholders. We’re proud to be a strategic partner as Eos looks toward a bright future ahead.”

B. Riley Securities, Inc. served as capital markets advisor to BMRG. White & Case LLP acted as BMRG’s legal advisor. Guggenheim Partners served as capital markets advisor to Eos in connection with the business combination. Evercore acted as financial advisor to Eos. Morrison Cohen LLP acted as legal advisor to Eos. KPMG served as the Company’s public company readiness advisor. Deloitte served as the Company’s auditor.

About Eos Energy Enterprises, Inc.

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey.

About B. Riley Principal Merger Corp. II

BMRG was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the benefits of the business combination; the future financial performance of the Company; the Company's plans for expansion and acquisitions; and changes in the Company's strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties' views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company relating to the business combination and related transactions; (2) the ability to maintain the listing of the Company's shares of common stock on NASDAQ following the business combination; (3) the risk that the business combination or the acquisitions disrupt the Company's current plans and operations as a result of the consummation of the transactions described herein; (4) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, (5) the ability of the Company's business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the business combination; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the Prospectus included as part of Amendment No. 1 to the Registration Statement on Form S-1 filed by BMRG with the Securities and Exchange Commission (“SEC”) on November 13, 2020, Registration No. 333-333-249713, including those under the heading "Risk Factors" therein, and other factors identified in BMRG’s prior SEC filings and the Company’s future filings with the SEC, available at www.sec.gov.

Contacts:

For Eos Energy Enterprises, Inc.

Investors	Media
Ed Yuen	James McCusker
ir@eosenergystorage.com	media@eosenergystorage.com

For B. Riley:

Investors	Media
Brad Edwards	Andrew Jennings
ir@brileyfin.com	press@brileyfin.com